Exhibit 11 under Form N-1A
                                 Exhibit 23 under Item 601/Reg. S-K



INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of The Starburst Funds:

We consent to the use in Post-Effective Amendment No. 24 to Registration Statement 33-30950 of The Starburst Funds (comprising the following portfolios:
The Starburst Government Income Fund, The Starburst Government Money Market Fund and The Starburst Money Market) of our reports dated December 6, 1996, appearing in the Prospectuses, which are a part of such Registration Statement, and to the reference to us under the heading `Financial Highlights'' in such Prospectuses.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
December 27, 1996